Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(10,115,030)
Unrealized Gain (Loss) on Market Value of Futures	113,172,890
Dividend Income	156,623
Interest Income	1,970,515
ETF Transaction Fees	25,000
Total Income (Loss)	$105,209,998

Expenses
General Partner Management Fees	$799,623
Professional Fees	308,513
Brokerage Commissions	268,312
Non-interested Directors' Fees and Expenses	16,432
Prepaid Insurance Expense	12,328
NYMEX License Fee	26,654
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,461,454
Net Income (Loss)	$103,748,544

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$2,095,855,659
Additions (13,200,000 Shares)	153,514,597
Withdrawals (28,500,000 Shares)	(333,587,390)
Net Income (Loss)	103,748,544

Net Asset Value End of Month	$2,019,531,410
Net Asset Value Per Share (167,200,000 Shares)	$12.08

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612